EXHIBIT 99.1

Harvard Bioscience Reports Second Quarter 2014 Results

Revenues Increased Three Percent in the Second Quarter

-Conference Call To Be Held at 11:00 AM ET Today-

HOLLISTON, Mass., July 31, 2014 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, today reported financial highlights for the three and six months ended June 30, 2014. Among the financial highlights of the quarter were improvements in revenues, backlog and bookings.

Jeffrey A. Duchemin, President and Chief Executive Officer of Harvard Bioscience, said, "Having remained focused on executing our global growth strategy this quarter, we continued to make progress on our financial and operational plans and revenues increased three percent to $27.0 million.

In addition to these financial results, we are also encouraged by our bookings and backlog this quarter. Bookings for the second quarter were $27.4 million, compared with last year's second quarter $25.8 million. Our backlog at the end of the quarter was $6.0 million; this figure compared to $5.6 million in the first quarter 2014 and $3.8 million in the year-ago second quarter."

Second Quarter Reported Results

Revenues for the three months ended June 30, 2014 were $27.0 million, an increase of approximately $0.9 million, or 3.3% compared to revenues of $26.1 million for the three months ended June 30, 2013. Of the overall increase in revenues, currency translation, due to a weaker U.S. dollar compared to the British pound sterling and the Euro, accounted for a 2.6% positive impact. Our organic growth accounted for a 0.7% positive impact. On a sequential basis, revenues for the three months ended June 30, 2014 increased approximately $1.1 million, or 4.1%, compared to revenues of $25.9 million for the three months ended March 31, 2014, with currency translation having a 0.4% positive impact.

Income from continuing operations, as measured under U.S. generally accepted accounting principles ("GAAP"), was $1.0 million, or $0.03 per diluted share, for the three months ended June 30, 2014 compared to $0.1 million, or $0.00 per diluted share, for the same quarter in 2013. Overall, the favorable year-to-year quarterly GAAP earnings comparison was due primarily to transaction costs incurred during the three months ended June 30, 2013.

Income from continuing operations, on a non-GAAP basis, was $1.9 million, or $0.06 per diluted share, for the three months ended June 30, 2014, unchanged compared to the three months ended June 30, 2013. For a reconciliation between the GAAP and non-GAAP income from continuing operations for the three months ended June 30, 2014 and 2013, refer to Exhibit 5 below.

Excluding the impact of currency translation, operating income on a GAAP and non-GAAP basis would have been lower by $0.1 million during the three months ended June 30, 2014 compared to the three months ended June 30, 2013.

Year to Date Reported Results

Revenues for the six months ended June 30, 2014 were $52.9 million, an increase of approximately $0.7 million, or 1.3% compared to revenues of $52.2 million for the six months ended June 30, 2013. Overall, currency translation had a 2.3% positive impact.

Income from continuing operations, as measured under GAAP, was $1.7 million, or $0.05 per diluted share, for the six months ended June 30, 2014 compared to $1.0 million, or $0.03 per diluted share, for the same period in 2013. Overall, the favorable year-to-year GAAP earnings comparison was due primarily to transaction costs incurred during the six months ended June 30, 2013.

Income from continuing operations, on a non-GAAP basis, was $3.6 million, or $0.11 per diluted share, for the six months ended June 30, 2014 compared to $4.0 million, or $0.13 per diluted share, for the same period in 2013. For a reconciliation between the GAAP and non-GAAP income from continuing operations for the six months ended June 30, 2014 and 2013, refer to Exhibit 5 below. The unfavorable year-to-year non-GAAP earnings comparison was due primarily to higher costs and expenses.

Excluding the impact of currency translation, operating income on a GAAP and non-GAAP basis would have been lower by $0.2 million during the six months ended June 30, 2014 compared to the six months ended June 30, 2013.

Financial Guidance

The Company reaffirms its financial guidance from February 27, 2014 which included revenues of approximately $105 million, and anticipates 2014 will be a bridge year to return the Company to top-line growth in 2015. The Company expects to report full-year 2014 non-GAAP income from continuing operations of $0.26 per diluted share. This translates to GAAP income from continuing operations of $0.14 per diluted share. The Company may incur charges, realize gains or experience other events in 2014 that could cause actual results to vary from this guidance. Refer to Exhibit 7 below for a reconciliation between the GAAP and non-GAAP diluted earnings per share guidance.

Employment Agreement Amendments

On July 30, 2014, the Company entered into amendments to its Employment Agreements with Jeffrey A. Duchemin, its Chief Executive Officer, and Robert E. Gagnon, its Chief Financial Officer (the "Amendments"). The Amendments extended the term of each Employment Agreement through August 26, 2016 and modified other provisions. The Amendments have been filed with the SEC on a Form 8-k.

Conference Call Details

As previously announced, management will host a conference call to discuss second quarter 2014 results and business highlights, operations and outlook, which will be simultaneously broadcast over the Internet and can be accessed through the Harvard Bioscience, Inc. website. The conference call will begin at 11:00 a.m. ET today, July 31, 2014. To listen to the conference call, log on to our website at www.harvardbioscience.com and click on the Earnings Call icon. If you are unable to listen to the live webcast, the call will be accessible in the investor relations section of our website until August 7, 2014. The live conference call is also accessible by dialing toll-free 877-303-7611, or international: 970-315-0445, and referencing the pass code of "66391603".

This earnings release, as well as any material financial and other statistical information presented on the call which is not included in this earnings release, is available on the Company's website by clicking on the Press Releases icon. If you are unable to listen to the live conference call, please note that the call, this press release and any related financial or statistical information will be archived on our website under the Press Releases icon or Earnings Call icon, as appropriate.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted operating income, adjusted income from continuing operations and adjusted earnings from continuing operations per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of income have excluded certain expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as amortization of intangibles related to acquisitions, costs related to acquisition initiatives, transaction costs, severance and restructuring expenses and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted operating income, non-GAAP adjusted income from continuing operations and non-GAAP adjusted earnings from continuing operations per diluted share for the three and six months ended June 30, 2014 and 2013 and changes in total revenues compared to the same periods of the prior year are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, catalogs, websites, and through distributors including GE Healthcare, Thermo Fisher Scientific Inc., VWR and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France and Canada. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include sustained uncertainty concerning government spending; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; economic, political and other risks associated with international revenues and operations; the seasonal nature of purchasing in Europe; currency exchange rate fluctuations; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy; the failure of the Company's spin-off of Harvard Apparatus Regenerative Technology, Inc., or HART, to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes; the failure of HART to indemnify the Company for any liabilities associated with HART's business; unanticipated costs relating to acquisitions, unanticipated costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; the Company's failure to expand in Asia and other emerging markets; the Company's inability to manage its growth; competition from the Company's competitors; the Company's failure to expand its product offerings, introduce new products or commercialize new technologies; technological changes resulting in the Company's products becoming obsolete; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable pricing or integrate acquired businesses or technologies; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; failure or inadequacy of the Company's information technology structure; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims;, plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

The Harvard Bioscience logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=23828

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Selected Consolidated Balance Sheet Information
(unaudited, in thousands)

	June 30,	December 31,
	2014	2013
Assets

Cash and cash equivalents	$ 26,434	$ 25,771
Trade receivables	14,308	13,884
Inventories	17,211	15,777
Property, plant and equipment	4,128	4,375
Goodwill and other intangibles	55,805	56,903
Other assets	19,822	18,750
Total assets	$ 137,708	$ 135,460

Liabilities and Stockholders' Equity

Total current liabilities	$ 16,365	$ 16,085
Total liabilities	39,482	40,975
Stockholders' equity	98,226	94,485
Total liabilities and stockholders' equity	$ 137,708	$ 135,460

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues	$ 26,958	$ 26,094	$ 52,851	$ 52,181
Cost of product revenues	14,680	14,005	28,812	27,831
Gross profit	12,278	12,089	24,039	24,350

Sales and marketing expenses	4,557	4,393	8,989	8,932
General and administrative expenses	3,997	4,359	8,248	8,581
Research and development expenses	1,284	922	2,257	1,935
Restructuring charges (credits)	115	(24)	252	(45)
Amortization of intangible assets	587	676	1,221	1,355
HART transaction costs	--	1,016	--	1,520
Total operating expenses	10,540	11,342	20,967	22,278

Operating income	1,738	747	3,072	2,072

Other (expense) income:
Foreign exchange	(67)	(25)	(148)	9
Interest expense	(248)	(245)	(513)	(374)
Interest income	12	10	26	19
Other expense, net	(165)	(69)	(148)	(81)
Other expense, net	(468)	(329)	(783)	(427)

Income from continuing operations before income taxes	1,270	418	2,289	1,645
Income tax expense	248	322	548	620
Income from continuing operations	1,022	96	1,741	1,025
Discontinued operations
Loss from discontinued operations, net of tax	--	(282)	--	(1,117)
Net income (loss)	$ 1,022	$ (186)	$ 1,741	$ (92)

Earnings (loss) per share:
Basic earnings per common share from continuing operations	$ 0.03	$ --	$ 0.05	$ 0.03
Discontinued operations	--	(0.01)	--	(0.03)
Basic earnings (loss) per common share	$ 0.03	$ (0.01)	$ 0.05	$ --

Diluted earnings per common share from continuing operations	$ 0.03	$ --	$ 0.05	$ 0.03
Discontinued operations	--	(0.01)	--	(0.03)
Diluted earnings (loss) per common share	$ 0.03	$ (0.01)	$ 0.05	$ --

Weighted average common shares:
Basic	32,045	30,103	31,947	29,941
Diluted	32,946	31,695	32,935	31,680

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Cash Flow Information
(unaudited, in thousands)

	Six Months Ended
	June 30,
	2014	2013

Cash flows from operations:
Net income (loss)	$ 1,741	$ (92)
Changes in assets and liabilities	(2,024)	(212)
Other adjustments to operating cash flows	2,769	1,684
Net cash provided by operating activities	2,486	1,380

Investing activities:
Net cash used in investing activities	(666)	(639)

Financing activities:
Proceeds from issuance of debt	--	12,049
Repayments of debt	(2,500)	(750)
Other financing activities	1,001	1,999
Net cash (used in) provided by financing activities	(1,499)	13,298

Effect of exchange rate changes on cash	342	(622)

Increase in cash and cash equivalents	$ 663	$ 13,417

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Income to Non-GAAP Adjusted Operating Income (Continuing Operations)
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

GAAP operating income	$ 1,738	$ 747	$ 3,072	$ 2,072
Adjustments:
Amortization of intangible assets	587	676	1,221	1,355
HART transaction costs	--	1,016	--	1,520
Severance and restructuring charges	133	(20)	423	(30)
Stock-based compensation expense	472	569	919	1,205
Non-GAAP adjusted operating income	$ 2,930	$ 2,988	$ 5,635	$ 6,122

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Adjusted Income from Continuing Operations
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

GAAP income from continuing operations	$ 1,022	$ 96	$ 1,741	$ 1,025
Adjustments:
Amortization of intangible assets	587	676	1,221	1,355
HART transaction costs	--	1,016	--	1,520
Severance, restructuring and acquisition costs	290	(15)	580	(11)
Stock-based compensation expense	472	569	919	1,205
Income taxes (A)	(446)	(442)	(849)	(1,055)
Non-GAAP adjusted income from continuing operations	$ 1,925	$ 1,900	$ 3,612	$ 4,039

(A) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Earnings Per Common Share from Continuing Operations to Non-GAAP Adjusted Diluted Earnings Per Common Share from Continuing Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

GAAP diluted earnings per common share from continuing operations	$ 0.03	$ --	$ 0.05	$ 0.03
Adjustments:
Amortization of intangible assets	0.02	0.02	0.04	0.04
HART transaction costs	--	0.03	--	0.05
Severance, restructuring and acquisition costs	0.01	--	0.02	--
Stock-based compensation expense	0.01	0.02	0.03	0.04
Income taxes (A)	(0.01)	(0.01)	(0.03)	(0.03)
Non-GAAP adjusted diluted earnings per common share from continuing operations	$ 0.06	$ 0.06	$ 0.11	$ 0.13

(A) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2014 GAAP Diluted Earnings per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted earnings per common share from continuing operations (A)	$ 0.14
Adjustments:
Amortization of intangible assets	0.08
Severance, restructuring and acquisition costs	0.02
Stock-based compensation expense	0.07
Income taxes (B)	(0.05)
Non-GAAP adjusted diluted earnings per common share from continuing operations(A)	$ 0.26

(A) This guidance excludes the impact of future acquisitions, acquisition costs or restructuring charges.

(B) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of Changes In Revenues Compared to the Same Period of the Prior Year (Continuing Operations)
(unaudited)

	Three Months Ended			For the Year Ended	Three Months Ended				For the Year Ended	Three Months Ended		Six Months Ended
	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	June 30,	June 30,
	2012	2012	2012	2012	2013	2013	2013	2013	2013	2014	2014	2014

Organic growth	2.2%	-1.2%	-4.5%	0.1%	-8.5%	-8.3%	-3.8%	-2.2%	-5.8%	-2.7%	0.7%	-1.0%

Acquisitions	4.9%	1.6%	1.6%	3.1%	0.9%	0.0%	0.0%	0.0%	0.2%	0.0%	0.0%	0.0%

Foreign exchange effect	-2.1%	-1.4%	0.2%	-1.1%	-0.3%	-0.1%	0.1%	0.8%	0.2%	2.0%	2.6%	2.3%

Total revenue growth	5.0%	-1.0%	-2.7%	2.1%	-7.9%	-8.4%	-3.7%	-1.4%	-5.4%	-0.7%	3.3%	1.3%
CONTACT: Jeffrey A. Duchemin
         CEO and President
         jduchemin@harvardbioscience.com

         Robert E. Gagnon
         CFO
         rgagnon@harvardbioscience.com

         Tel: 508 893 8999
         Fax: 508 429 8478

         Investor Relations:
         Dian Griesel Int'l.

         Cheryl Schneider
         cschneider@dgicomm.com

         Public Relations:
         Susan Forman or Laura Radocaj
         sforman@dgicomm.com
         lradocaj@dgicomm.com